Exhibit 10.1

AMENDMENT #1 TO THE AMENDED AND RESTATED

MASTER FRAMEWORK AGREEMENT

This AMENDMENT #1 TO THE AMENDED AND RESTATED MASTER FRAMEWORK AGREEMENT (this “Amendment #1”) is made and entered into as of April 1, 2015 (“Amendment Effective Date”), by and between Amyris, Inc., a Delaware corporation (“Amyris”), and Total Energies Nouvelles Activités USA, SAS (formerly known as Total Gas & Power USA, SAS), a société par actions simplifiée organized under the laws of the Republic of France (“Total”), and amends the Amended and Restated Master Framework Agreement, dated as of December 2, 2013, by and between Amyris and Total (the “Master Agreement”).

WHEREAS, the Parties desire to amend Article 6 of the Master Agreement; and

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants contained in this Amendment #1, the Parties agree as follows:

1.	Defined Terms. All capitalized terms used in this Amendment #1 have the same meaning as in the Master Agreement except as otherwise noted.

2.	Amend Article 6. Pursuant to Section 9.1 of the Master Agreement, the Parties hereby delete Article 6 (including Section 6.1) of the Master Agreement in its entirety and replace it with the following:

“ARTICLE 6

RESERVED”

3.	No Other Changes. The Master Agreement is amended only to the extent expressly set forth herein, and all other terms of the Master Agreement shall remain the same and are not affected by this Amendment #1.

4.	Counterparts. This Amendment #1 may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Amendment #1 may be executed by facsimile or other electronic signatures, and such signatures shall be deemed to bind each Party as if they were original signatures.

IN WITNESS WHEREOF, the Parties have caused this Amendment #1 to be executed as of the Amendment Effective Date by their respective duly authorized officers below.

AMYRIS, INC.	TOTAL ENERGIES NOUVELLES ACTIVITÉS USA, SAS

By: /s/ Nicholas Khadder Name: Nicholas Khadder Title: General Counsel	By: /s/ Jean-Marc Otero del Val Name: Jean-Marc Otero del Val Title: Managing Director